EXHIBIT 23.1

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                                                                  Peter Messineo
                                                     Certified Public Accountant
                                             1982 Otter Way Palm Harbor FL 34685
                                                                peter@pm-cpa.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1/A3 is a part, of the report dated March 6, 2012 relative to the financial statements of First Independence Corp. as of February 29, 2012 and for the period February 10, 2012 (date of inception) through February 29, 2012.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
July 31, 2012